                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Blue Rhino Corporation for the registration of 1,500,000 shares of its common stock for the 1998 Stock Incentive Plan of our report dated March 14, 2001 with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) to December 31, 2000, included in the Annual Report on Form 10-K of Blue Rhino Corporation for the year ended July 31, 2002, filed with the Securities and Exchange Commission.





                                      /s/ Ernst & Young LLP





Greensboro, North Carolina
January 7, 2003